Exhibit 10.8
2440 West El Camino Real Suite 500 Mountain View CA 94040 Tel: 1.650.963.9884

November 13, 2025

Dear Mike,

I am pleased to offer you the position of Senior Vice President (“SVP”), Chief Financial Officer and Treasurer of Coursera, Inc. (“the Company”), on an interim basis, subject to completion of a satisfactory reference and background check, and appointment by the Company’s Board of Directors (the “Board”). You will initially report to the Company’s Chief Executive Officer, Greg Hart (“CEO”), and your anticipated employment start date will be on November 17, 2025 (your actual start date referred to herein as the “Start Date”). This position is expected to be six months in duration, subject to extension as may be approved by the Board and paragraph 2 below.
1.Full Business Time and Effort. You shall devote your full business efforts and time to the Company and during your employment, you will not without the written consent of the CEO engage in any other employment, occupation, consulting, advisory, board membership, or other business activity directly or indirectly related to the business in which the Company is now involved or becomes involved during your employment, nor will you engage in any other activities that conflict with your obligations to the Company. This is a full-time exempt role.

2.At Will Employment. Notwithstanding anything to the contrary herein, your employment with the Company is for no specified period and constitutes "at-will" employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time for any lawful reason, with or without cause), and with or without notice. You understand and agree that neither your job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification or amendment, by implication or otherwise, of the at-will nature of your employment with the Company.
3.Compensation.
a.Salary. Your starting salary will be $166,666.67 per month (i.e. $1,000,000 for six months of service), payable in accordance with the Company’s customary semi-monthly payroll practices (subject to adjustment from time to time), less any applicable payroll deductions, taxes and withholdings.
b.Bonus Target. Subject to your satisfactory performance of your key responsibilities listed in Exhibit A hereto, you will have the opportunity to receive a cash bonus with a target amount of $200,000, less any applicable payroll deductions, taxes and withholdings, payable within 30 days in accordance with customary payroll practices. The determination of your performance and the amount of any actual bonus earned will be determined by the HRC Committee in its sole discretion.
4.Expenses. The Company will pay or reimburse you for reasonable travel, entertainment or other expenses incurred by you in the furtherance of or in connection with the performance of your duties hereunder in accordance with the Company’s reimbursement policies, as may be updated from time to time. You must be an employee of the Company on the date an expense is incurred and must submit a claim for reimbursement (including submitting to the Company proper documentation evidencing such incurred expenses) in accordance with the Company’s reimbursement policies.
5.Benefits. During your employment, you will be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company with respect to other senior executives of the Company, including, without limitation, any Company group medical, dental, vision insurance, and Section 401(k) plan. You will also be entitled to participate in our “unlimited personal time off” policy which allows you to take time off as needed. Unless otherwise provided below, the Company reserves the right to change the benefit plans and programs it offers to its employees at any time.
6.Section 409A. The Company intends that all payments and benefits provided under this letter or otherwise are exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time (“Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities will be interpreted to so be exempt or comply. Each payment and benefit payable under this letter is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

7.PIIAA Agreement; Arbitration; Jury Trial Waiver; Governing Law; and Other Matters.
a.As a condition of your employment, you are also required to sign and comply with a Proprietary Information and Inventions Assignment Agreement (a “PIIAA Agreement”) which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company, and non-disclosure of Company proprietary information.
b.In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that (i) any and all disputes between you and the Company shall be fully and finally resolved by binding arbitration in San Jose, California conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under its then-applicable rules, (ii) YOU ARE WAIVING ANY AND ALL RIGHTS TO A JURY TRIAL BUT ALL COURT REMEDIES WILL BE AVAILABLE IN ARBITRATION, (iii) all disputes shall be resolved by a neutral arbitrator who shall issue a written opinion, (iv) the arbitration shall provide for adequate discovery, and (v) all JAMS fees and administrative charges shall be paid by the Company. Please note that we must receive your signed PIIAA Agreement before your first day of employment.
c.As a Company employee, you will be expected to abide by the Company’s rules and standards. Specifically, you will be required to sign an acknowledgment that you have read and that you understand the Company’s rules of conduct.
d.All sums payable to you hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.
e.You and the Company recognize that this is a legally binding contract and acknowledge and agree that each party has had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this agreement. Hence, in any construction to be made of this agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language. You acknowledge and agree that you have consulted with your own tax advisors with respect to any advice you may deem necessary or appropriate with respect to this agreement, that neither the Company nor any of its directors, officers, counsel, stockholders, or advisors has provided any tax advice to you or otherwise made any representations or guarantees to you with respect to the tax treatment of the bonus opportunity provided in this agreement, and that you have relied entirely on your own professional advisors as to these matters. The provisions of this agreement shall survive the termination of your employment for any reason to the extent necessary to enable the parties to enforce their respective rights under this agreement.
f.This agreement will be governed by the laws of the State of California without reference to conflict of laws provisions.

8.Background Check; Authorization to Work. This offer is contingent upon successful completion of a reference and background check. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States.
9.Acceptance. This oﬀer will remain open until November 14, 2025. If you decide to accept our oﬀer, and I hope you will, please sign this oﬀer letter in the space indicated. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this oﬀer letter.

(Signature Page Follows)

To indicate your acceptance of the Company’s offer, please sign and date this agreement in the space provided below and return it to me. This agreement, along with the PIIAA Agreement, set forth the terms of your employment with the Company and supersede any prior representations or agreements including, but not limited to, any representations made during your recruitment, interviews or pre-employment negotiations, whether written or oral. This agreement, including, but not limited to, its at-will employment provision, may not be modified or amended except by a written agreement signed by you and another officer of the Company designated by the Board.

/s/ Marcelo Modica
Marcelo Modica Chief People Officer

Agreed to and accepted by:

/s/ Mike Foley
Mike Foley

EXHIBIT A
Key Responsibilities
●Serve as full-time acting Chief Financial Oﬀicer until permanent hire is onboarded
●Lead the Finance organization including, but not limited to, team management, performance reviews, compensation decisions, and operational oversight
●Oversee quarterly financials, forecasting, reporting, and disclosures
●Oversee compliance with applicable accounting standards, securities and tax laws and regulations, including Sarbanes-Oxley Act (“SOX”)
●Work closely with management, internal audit, and external auditors to ensure appropriate internal controls over financial reporting, as well as manage the periodic reviews and audit processes
●Oversee the identification and mitigation of financial and operational risks
●Drive 2026 growth planning in partnership with business leaders and Finance
●Partner with Corporate Development and leadership on potential M&A activities
●Collaborate with Chief Executive Oﬀicer, Investor Relations and others to prepare quarterly earnings and external guidance
●Serve as principal financial oﬀicer for SEC reporting purposes, including SOX certifications
●Oversee Finance deliverables for all SEC reporting, including the proxy statement
●Drive the three-year strategic planning process across the company
●Ensure a smooth transition and onboarding of the incoming permanent Chief Financial Oﬀicer